Exhibit 99.1

Hongli Clean Energy Technologies Corp. Receives NASDAQ Notification of
Non-Compliance with Minimum Bid Price Rule

PINGDINGSHAN, China, September 30, 2015 /GlobeNewswire/ -- Hongli Clean Energy Technologies Corp. (NASDAQ: CETC) (“Hongli” or the “Company”), a vertically integrated producer of clean energy products located in Henan Province, today announced that on September 29, 2015 the Company received a letter from the NASDAQ Stock Market stating that for the previous 30 consecutive business days, the closing bid price of the Company's stock was below the minimum bid price of $1.00 per share for continued listing on the NASDAQ Capital Market pursuant to NASDAQ Marketplace Rule 5550(a)(2) (the "Minimum Bid Price Rule"). The NASDAQ letter has no immediate effect on the listing of the Company's shares.

In accordance with NASDAQ Marketplace Rule 5810(c)(3)(A), the Company has been provided with a period of 180 calendar days, or until March 28, 2016, to regain compliance with the Minimum Bid Price Rule. If at any time during this 180-day period the closing bid price of the Company's Common Shares is at least $1.00 for a minimum of ten consecutive days, NASDAQ will provide written confirmation of compliance and the matter will be closed.

The Company intends to evaluate available options to resolve the deficiency and regain compliance with the Minimum Bid Price Rule.

About Hongli Clean Energy Technologies Corp.

Previously known as SinoCoking Coal and Coke Chemical Industries, Inc., Hongli Clean Energy Technologies Corp. (“Hongli” or the “Company”) is a Florida corporation and an emerging producer of clean energy products located in Pingdingshan City, Henan Province, China. The Company has historically been a vertically-integrated coal and coke processor of basic and value-added coal products for steel manufacturers, power generators, and various industrial users. The Company has been producing metallurgical coke since 2002, and acts as a key supplier to regional steel producers in central China. The Company also produces and supplies thermal coal to its customers in central China. The Company currently owns its assets and conducts its operations through its subsidiaries, Top Favour Limited and Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd., and its affiliated companies, Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd., Baofeng Coking Factory, Baofeng Hongchang Coal Co., Ltd., Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd., Zhonghong Energy Investment Company, Henan Hongyuan Coal Seam Gas Engineering Technology Co., Ltd., Baofeng Shuangri Coal Mining Co., Ltd., and Baofeng Xingsheng Coal Mining Co., Ltd.

For additional information on the Company, please go to  http://www.cetcchina.net/ or refer to the company's periodic reports filed with the Securities and Exchange Commission (http://www.cetcchina.net/sec-filings.html). Investors wishing to receive the Company's corporate communications as they become available may go to the company's Investor Relations site (http://www.cetcchina.net/corporate-overview.html) and register under Email Alerts.

Also, investors may submit questions directly to Mr. Lv and his staff to receive non-confidential information about the company's operations and products at the company's "Ask Management" blog (http://www.cetcchina.net/ask-management.html).

Forward-Looking Statements

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position and business strategy. The words or phrases "plans," "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "think," "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Company Contact:

Song Lv, CFO
Phone: + 86-375-2882-999
Email: lvsong@sinocoking.net
Website: http://www.cetcchina.net/

Investor Relations Contact:

Tina Xiao
Weitian Group LLC
Phone: +1-917-609-0333
Email: tina.xiao@weitian-ir.com